Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Board of Directors
Biodel Inc.
Danbury, Connecticut
We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 5, 2007, except for Notes 2 and 11 to the financial statements, as to which the date is April 25, 2007, relating to the financial statements of Biodel Inc., which are contained in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP
New York, New York
April 25, 2007